Exhibit 99.1
Final For Release

Rackable Systems Announces Fourth Quarter and Fiscal 2008 Financial Results

FY 2008 Revenue of $247 Million and Non-GAAP Gross Margin of 17.1%
Company Also Announces $40 Million Stock Repurchase Program

FREMONT, Calif., February 12, 2009 - Rackable Systems, Inc. (NASDAQ:RACK), a leading provider of servers and storage products for medium to large-scale data centers, today announced financial results for the fourth quarter and fiscal year 2008.

“2008 was a tough year for our industry and for Rackable.  Given our strong financial flexibility with $181 million in cash and investments, we plan on making key investments for 2009,” said Mark J. Barrenechea, president and CEO of Rackable Systems.  “First, we plan to invest up to 10% of our cash to expand our product offerings and our sales and service capabilities.  Second, the company announced a $40 million share repurchase program today.  We believe this is an ideal time to invest in Rackable and that these investments will place the company in a stronger competitive position to gain market share as the economy recovers.”

Total revenue from continuing operations for the fourth quarter of 2008 was $38.8 million, compared to $111.3 million in the fourth quarter of 2007. Total revenue from continuing operations for the fiscal year 2008 was $247.4 million compared to $350.7 million in fiscal year 2007.
GAAP gross margin from continuing operations for the fourth quarter of 2008 was (15.5)%, compared to 25.0% in the fourth quarter of 2007.  Non-GAAP gross margin from continuing operations for the fourth quarter of 2008 was 15.1%, compared to 21.5% in the fourth quarter of 2007. GAAP gross margin from continuing operations for fiscal year 2008 was 11.9%, compared to 13.5% in fiscal year 2007. Non-GAAP gross margin from continuing operations for fiscal 2008 was 17.1%, compared to 18.0% in fiscal year 2007.
GAAP net loss per share from continuing operations was ($0.61) for the fourth quarter of 2008, compared to GAAP net income per share of $0.16 in the fourth quarter of 2007. Non-GAAP net loss per share from continuing operations was ($0.17) in the fourth quarter of 2008, compared to non-GAAP net income of $0.20 in the fourth quarter of 2007. GAAP net loss per share from continuing operations was ($1.06) for fiscal year 2008, compared to GAAP net loss of ($1.39) per share in fiscal year 2007.  Non-GAAP net loss per share from continuing operations was ($0.19) for fiscal year 2008, compared to non-GAAP net income of $0.22 per diluted share in fiscal year 2007.  (Please see the financial tables accompanying this release for details on all non-GAAP metrics and their reconciliation to GAAP measures.)

Rackable Systems ended the fourth quarter of 2008 with $180.6 million of cash, cash equivalents, long-term and short-term investments compared to $198.1 million as of December 30, 2007.

Business and Financial Highlights

•
Decreased purchases by our two largest customers, comprising 21% of our sales in 2008, were the primary factor of revenue decrease.  Excluding two large customers in 2008 and 2007, Rackable revenues increased by 5% from 2007 to 2008.

•	Based on the strength of the company’s balance sheet, Rackable announced today a stock repurchase program to buy up to $40 million of its shares.
•
Rackable introduced MicroSlice architecture to service a large class of enterprise workloads that do not require expensive virtualization software and expensive data center server features.  The approach is so revolutionary that it enables sub-$500 servers that run on as little as 72 watts.

•
Rackable's cash and working capital management continue to be a core strength during the economic downturn.  During the fourth fiscal quarter, accounts receivable decreased by $17 million and accounts payable decreased by $24 million.

•	Rackable focused on cost control during the fourth fiscal quarter. Operating expenses decreased by 42% year-over-year and 18% quarter-over-quarter.
•
The company continues to diversify its customer base and acquired over 100 new customers for the year and over 20 in the fourth fiscal quarter, including ones in such diverse verticals as telecommunications hardware, the Department of Defense, and advanced scientific research.  Conoco Philips was greater than 10% of revenue for the fourth fiscal quarter.

•
To align expenses with revenue, Rackable reduced its workforce by 15% in January 2009, yielding an estimated annual operating savings of approximately $4 to $5 million. We do not expect the costs of the restructuring to be material.

Business Outlook for Q1 and Fiscal Year 2009

All projections exclude the effect of the stock repurchase.  Rackable Systems’ financial projections for Q1 and fiscal year 2009 are as follows:

•	First fiscal quarter of 2009 revenue is projected to be flat to slightly up from fourth fiscal quarter of 2008.
•	Fiscal year 2009 ending cash and investments balance to be in the range of $160 to $170 million.
•	Fiscal year 2009 non-GAAP annual operating expenses will decrease approximately 10% from fiscal year 2008.
•	Fiscal year 2009 non-GAAP EPS is anticipated to be less than in fiscal year 2008.

Conference Call Information

Rackable Systems will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering the confirmation code: 5641241.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ:RACK) is a leading provider of Eco-Logical(TM) servers and storage products for large-scale data center deployments. The company's products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution, data center mobility and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, enterprise software, federal government, entertainment, financial services, oil and gas and high performance-computing customers worldwide.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements, including statements regarding Rackable Systems' stock repurchase program, anticipated product performance,  general business outlook and projected results of operations. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including: the risk that Rackable System’s stock repurchase program may not have its desired or intended effect or may not be implemented, economic conditions impacting the purchasing decisions of Rackable Systems' customers; Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems' products, which would negatively affect Rackable Systems' gross and operating margins, as well as other financial measures; a significant portion of the Company's revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems' financial performance; orders for Rackable Systems' products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on Rackable Systems' financial performance for the year; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems' gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems' products. Detailed information about these and other potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' annual report on Form 10-K under the caption "Risk Factors," in Part I, Item 1A of that report, filed with the Securities and Exchange Commission ("SEC") on March 13, 2008, as updated by Rackable Systems' subsequent filings with the SEC, all of which are available at the SEC's Web site at www.sec.gov <http://www.sec.gov/> . You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. Rackable Systems undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems' management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP gross profit and gross margin discussed or presented in this press release excludes stock-based compensation expense and excess and obsolete inventory charges associated with next generation technology shift and new product introductions and related (recoveries) of these written down inventories. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, excess and obsolete inventory charges associated with next generation technology shift and new product introductions and related (recoveries) of these written down inventories, severance costs associated with former executive management, amortization of patents and customer lists, impairment of long-lived assets, restructuring charges and, with respect to the acquisition of Terrascale, amortization of intangible assets and cash payment to former employee shareholders. Non-GAAP net income (loss) and net income (loss) per share excludes the same items as non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company's core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin, non-GAAP operating income (loss) and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of the Company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company's business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the Company's financial performance, but the amortization of those intangibles is not. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

Contact Information:

James Wheat	Mark Paisley
Rackable Systems, Inc.	Rackable Systems, Inc.
Chief Financial Officer	Senior Director, Investor Relations
510-933-8300	510-933-8088
investorrelations@rackable.com

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	January 3,	December 29,
	2009	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$171,954	$49,897
Short-term investments	-	148,215
Accounts receivable, net	27,782	49,957
Inventories	50,051	51,257
Deferred income taxes	-	499
Deferred cost of revenue	10,952	456
Prepaids and other current assets	4,872	19,000
Total current assets	265,611	319,281
PROPERTY AND EQUIPMENT—Net	6,941	8,285
LONG-TERM INVESTMENTS	8,664	-
INTANGIBLE ASSETS—Net	3,487	22,732
OTHER ASSETS	790	2,160
TOTAL	$285,493	$352,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,639	$47,780
Accrued expenses	10,886	16,382
Deferred revenue	16,771	5,190
Total current liabilities	49,296	69,352
DEFERRED INCOME TAXES	812	3,031
DEFERRED RENT AND OTHER LONG-TERM LIABILITIES	1,240	868
DEFERRED REVENUE	2,656	3,089

Total liabilities	54,004	76,340

STOCKHOLDERS’ EQUITY	231,489	276,118
TOTAL	$285,493	$352,458

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		For the Year Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
REVENUE	$38,764	$111,347	$247,430	$350,684
COST OF REVENUE	44,774	83,556	217,992	303,440
GROSS PROFIT(LOSS)	(6,010)	27,791	29,438	47,244
OPERATING EXPENSES:
Research and development	3,215	3,665	14,864	13,802
Sales and marketing	5,092	8,979	23,412	32,461
General and administrative	5,039	7,557	24,526	35,801
Impairment of long-lived assets	-	2,820	-	2,820
Restructuring charges	-	-	685	-
Total operating expenses	13,346	23,021	63,487	84,884
INCOME (LOSS) FROM OPERATIONS	(19,356)	4,770	(34,049)	(37,640)

OTHER INCOME (EXPENSE) — Net:	(428)	2,397	3,138	8,591

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(19,784)	7,167	(30,911)	(29,049)
INCOME TAX PROVISION (BENEFIT) FROM CONTINUING OPERATIONS	(1,612)	2,481	376	11,002
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(18,172)	$4,686	$(31,287)	$(40,051)
DISCONTINUED OPERATIONS
LOSS FROM DISCONTINUED OPERATIONS	$(504)	$(24,754)	$(25,896)	$(33,941)
INCOME TAX PROVISION/(BENEFIT)	$867	$(1,111)	$(2,955)	$(4,435)
NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	$(1,371)	$(23,643)	$(22,941)	$(29,506)
NET INCOME (LOSS)	(19,543)	(18,957)	(54,228)	(69,557)

NET INCOME (LOSS) PER SHARE
Basic
Continuing operations	$(0.61)	$0.16	$(1.06)	$(1.39)
Discontinued operations	$(0.05)	$(0.81)	$(0.77)	$(1.03)
Basic net income (loss) per share	$(0.66)	$(0.65)	$(1.83)	$(2.42)

Diluted
Continuing operations	$(0.61)	$0.16	$(1.06)	$(1.39)
Discontinued operations	$(0.05)	$(0.81)	$(0.77)	$(1.03)
Diluted net income (loss) per share	$(0.66)	$(0.65)	$(1.83)	$(2.42)

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	29,789,912	29,233,217	29,582,961	28,785,807
Diluted	29,789,912	29,468,908	29,582,961	28,785,807
Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		For the Year Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007

Cost of revenue	$142	$285	$1,120	$2,152
Research and development	(137)	744	1,811	3,160
Sales and marketing	(120)	739	1,568	5,040
General and administrative	(143)	1,926	4,653	10,731
Continuing operations	(258)	3,694	9,152	21,083
Discontinued operations	(46)	409	435	2,152
Total	$(304)	$4,103	$9,587	$23,235

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	For the year ended
	January 3,	December 29,
	2009	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(54,228)	(69,557)
Adjustments to reconcile net (loss) to net cash provided by
(used in) operating activities:
Depreciation and amortization	5,647	7,473
Loss on disposal of fixed assets	280	73
Impairment loss on fixed assets	-	107
Impairment of long-lived assets	17,519	23,872
Impairment of cost method investment	350	-
Provision for doubtful accounts receivable, net of writeoffs	36	105
Deferred income taxes	(1,503)	14,495
Excess tax benefit of stock options exercised	-	(1,639)
Stock-based compensation	9,587	23,235
Changes in operating assets and liabilities:
Accounts receivable	22,139	54,008
Inventories	1,247	13,771
Prepaids and other assets	14,128	(4,648)
Other long-term assets	(242)	-
Accounts payable and other payables	(26,153)	(13,853)
Sales tax payable	(2,136)	-
Accrued expenses	(3,104)	(2,563)
Income taxes payable	114	392
Deferred cost of sales	(10,529)	1,910
Deferred revenue	11,149	(1,106)
Net cash provided by (used in) operating activities	(15,699)	46,075
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(26,278)	(584,009)
Proceeds from sales and maturities of marketable securities	165,387	565,836
Purchases of property and equipment	(1,593)	(4,500)
Terrascale acquisition, net of cash acquired	-	(350)
Expenditures for intangibles	(83)	(9,122)
Net cash provided by (used in) investing activities	137,433	(32,145)
CASH FLOWS FROM FINANCING ACTIVITIES:
Excess tax benefit of stock options exercised	-	1,639
Repurchased restricted stock	(1,681)	(617)
Proceeds from issuance of common stock upon exercise of stock options	536	2,682
Proceeds from issuance of common stock upon ESPP purchase	1,293	1,843
Net cash provided by financing activities	148	5,547

Effect of exchange rate changes on cash and cash equivalents	175	(26)
NET INCREASE IN CASH AND CASH EQUIVALENTS	122,057	19,451

CASH AND CASH EQUIVALENTS—Beginning of period	49,897	30,446
CASH AND CASH EQUIVALENTS—End of period	$171,954	49,897

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except percentage, share and per share amounts)

	Three Months Ended		For the Year Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
GAAP GROSS PROFIT (LOSS) FROM CONTINUING OPERATIONS	$(6,010)	$27,791	$29,438	$47,244
Add back (deduct):
Stock-based compensation	142	285	1,120	2,152
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	11,710	(4,129)	11,710	13,898
Non-GAAP GROSS PROFIT FROM CONTINUING OPERATIONS	$5,842	$23,947	$42,268	$63,294

GAAP GROSS MARGIN FROM CONTINUING OPERATIONS	-15.5%	25.0%	11.9%	13.5%
Add back (deduct):
Stock-based compensation	0.4%	0.3%	0.5%	0.6%
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	30.2%	-3.7%	4.7%	4.0%
Non-GAAP GROSS MARGIN FROM CONTINUING OPERATIONS	15.1%	21.5%	17.1%	18.0%

GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	$(19,356)	$4,770	$(34,049)	$(37,640)
Add back (deduct):
Stock-based compensation	(258)	3,694	9,152	21,083
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	11,710	(4,129)	11,710	13,898
Goodwill impairment	-	2,820	-	2,820
Restructuring charges	-	-	685	-
Severance costs associated with executive management departures	-	-	-	781
Amortization of patents and customer list		321		1,398
Non-GAAP INCOME (LOSS) FROM OPERATIONS FROM CONTINUING OPERATIONS	$(7,904)	$7,476	$(12,502)	$2,340

GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(18,172)	$4,686	$(31,287)	$(40,051)
Add back (deduct):
Stock-based compensation	(258)	3,694	9,152	21,083
Excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories	11,710	(4,129)	11,710	13,898
Goodwill impairment	-	2,820	-	2,820
Restructuring charges	-	-	685	-
Severance costs associated with executive management departures	-	-	-	781
Amortization of patents and customer list	-	321	-	1,398
Adjustment to tax benefit (provision) (1)	1,646	(1,555)	4,055	6,531
Non-GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(5,075)	$5,836	$(5,686)	$6,460

GAAP NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.61)	$0.16	$(1.06)	$(1.39)
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts and new product introductions and related (recoveries) of these written-down inventories, goodwill impairment, restructuring charges, severance costs associated with executive management departures, amortization of patents and customer list and adjustment to tax provision/benefit	$0.44	$0.04	$0.87	$1.61
Non-GAAP NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.17)	$0.20	$(0.19)	$0.22

GAAP Net Income (Loss) from Discontinued Operations	$(1,371)	$(23,643)	$(22,941)	$(29,506)
Add back (deduct):
Stock-based compensation	(46)	409	435	2,152
Amortization of intangible assets - Terrascale acquisition	-	1,133	2,316	2,906
Impairment of long-lived assets	-	21,052	17,519	21,052
Quarterly payout related to Terrascale acquisition	-	1,266	2,532	5,151
Adjustment to tax benefit (provision)	1,082	(746)	(1,698)	(3,338)
Non-GAAP Net Loss from Discontinued Operations	$(335)	$(529)	$(1,837)	$(1,583)

GAAP Net Loss per Share From Discontinued Operations	$(0.05)	$(0.81)	$(0.77)	$(1.03)
Add back:
Stock-based compensation, amortization of intangible assets - Terrascale acquisition, impairment of long-lived assets, quarterly payout related to Terrascale acquisition and adjustment to tax provision/benefit	$0.04	$0.79	$0.71	$0.98
Non-GAAP Net Loss per Share From Discontinued Operations	$(0.01)	$(0.02)	$(0.06)	$(0.05)

Non-GAAP NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.17)	$0.20	$(0.19)	$0.22
Non-GAAP Net Loss per Share From Discontinued Operations	$(0.01)	$(0.02)	$(0.06)	$(0.05)
Non-GAAP NET INCOME (LOSS) PER SHARE	$(0.18)	$0.18	$(0.25)	$0.17

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED - GAAP	29,789,912	29,233,217	29,582,961	28,785,807
DILUTED - Non-GAAP	29,789,912	29,468,908	29,582,961	29,356,526

(1)
The provision for income taxes used in arriving at the non-GAAP, net income was computed using an income tax rate of 39.1% for the three monthsand year ended January 3, 2009 and 40.9% for all other periods.